                                                                                                                                                    EXHIBIT (N)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of Capstone Church Bond Fund and to the use of our report dated September 29, 2005 on the statements of assets and liabilities as of September 23, 2005. Such financial statements appear in the Fund's Statement of Additional Information.

/s/ BRIGGS, BUNTING & DOUGHTERTY, LLP

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

September 29, 2005